EXHIBIT  99

                                                DIRECT INSITE
                                                80 Orville Drive
                                                Bohemia, NY 11716
                                                631-244-1500
                                                631-563-8085 fax

Corporate Contact:                              Communications Contact:
Warren Wright, EVP, Sales & Marketing           Pamela Preston/Kelly Fitzgerald
Direct Insite Corp.                             Breakaway Communications
631.244.1500                                    212.590.2554/2555

FOR IMMEDIATE RELEASE

          Direct Insite Announces Improved Operating Results for 2003

        Company Achieves 12.5% Growth in Revenue while reducing the loss from continuing operations by 46.5%

Bohemia, N.Y. - April 14, 2004- Direct Insite Corp (OTC BB:DIRI.OB), a global provider of Electronic Invoice Presentment and Payment (EIP&P) solutions, today announced its financial results for the year ended December 31, 2003. Revenue from continuing operations increased by $827,000 or 12.5% to $7,439,000 compared to revenue from continuing operations of $6,612,000 in 2002. The increase is primarily due to an increase in ongoing ASP services.

Direct Insite reduced its loss from continuing operations 46.5% to $3,270,000 for the year ended December 31, 2003, from $6,114,000 incurred during the year ended December 31, 2002. Included in the loss from continuing operations in 2002 are non-recurring losses on investments of $2,162,000. In 2003 the Company closed its Platinum Communications, Inc. operations which resulted in losses from discontinued operations of $1,912,000 and $797,000 in 2003 and 2002, respectively. This resulted in a net loss, after taxes, for the year ended December 31, 2003, of $5,182,000, compared to a net loss, after taxes, of $6,911,000 for the year ended December 31, 2002.

Basic and diluted net loss per share from continuing operations for the year ended December 31, 2003 was $0.91 compared to a basic and diluted net loss per share from continuing operations of $1.69 for the year ended December 31, 2002. The net loss per share from discontinued operations for the year ended December 31, 2003 was $0.48 per share compared to $0.22 for the year ended December 31, 2002.

Direct Insite CEO and Chairman of the Board James A. Cannavino said, "We continue to enhance our core EIPP product offering and continue our geographic expansion with the addition of several new countries and languages to our portfolio. Our international services have significantly added to our overall growth. We anticipate further growth in 2004 with the addition of new customers and new geographies - our IOL service offering is planned to cover the globe's major geographical areas by the end of 2004."

Headquartered in Bohemia, NY, Direct Insite Corp. employs a staff of 56. The Company's IOL solution is deployed in North and South America and in the Europe/Middle East/Africa geographic areas. For more information about Direct Insite Corp. call (631) 244-1500 or visit www.directinsite.com.

The financial information stated above and in the tables below has been abstracted from the Company's Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission on April 14, 2004, and should be read in conjunction with the information provided therein.

Summarized Financial Information


------------------------------------------------------ --------------------------- -------------------------
STATEMENT OF OPERATIONS                                          FOR THE YEAR                FOR THE YEAR
                                                                ENDED DECEMBER                  ENDED
                                                                    31, 2003               DECEMBER 31,2002
------------------------------------------------------- --------------------------- -------------------------

Revenue from continuing operations                                $7,439,000                $6,612,000
------------------------------------------------------- --------------------------- -------------------------
Operating loss                                                    $3,084,000                $3,847,000
------------------------------------------------------- --------------------------- -------------------------
Loss from investments                                                     $0                $2,162,000
------------------------------------------------------- --------------------------- -------------------------
Other expenses, net                                               $  294,000                  $105,000
------------------------------------------------------- --------------------------- -------------------------
Loss before income taxes                                          $3,378,000                $6,114,000
------------------------------------------------------- --------------------------- -------------------------
Benefit from income taxes                                           $108,000                        $0
-------------------------------------------------------- --------------------------- -------------------------
Loss from continuing operations                                   $3,270,000                $6,114,000
-------------------------------------------------------- --------------------------- -------------------------
Loss from discontinued operations                                 $1,912,000                  $797,000
-------------------------------------------------------- --------------------------- -------------------------
Net loss                                                          $6,911,000                $5,182,000
-------------------------------------------------------- --------------------------- -------------------------
Preferred Stock Dividends                                           $356,000                   $56,000
-------------------------------------------------------- --------------------------- ------------------------
Net loss attributable to common shareholders                      $5,538,000                $6,967,000
------------------------------------------------------- --------------------------- -------------------------
Basic and diluted loss per share:
   Loss per share from continuing operations                           $0.91                     $1.69
   Loss per share from discontinued operations                         $0.48                     $0.22
                                                                       -----                     -----
   Basic and diluted loss per share, net                               $1.39                     $1.91
                                                                       =====                     =====
------------------------------------------------------- --------------------------- -------------------------

        BALANCE SHEET                        December. 31, 2003         December 31, 2002
 ----------------------------------       --------------------------- -------------------------
 Total Current Assets                            $1,405,000                 $2,790,000
 ---------------------------------        --------------------------- -------------------------
 Total Assets                                    $2,511,000                 $4,891,000
 ---------------------------------        --------------------------- -------------------------
 Total Current Liabilities                       $4,390,000                 $3,007,000
 ---------------------------------        --------------------------- -------------------------
 Total Shareholders' Equity
 (Deficiency)                                   ($2,390,000)                $1,212,000
 ----------------------------------       --------------------------- -------------------------


FORWARD-LOOKING STATEMENTS. All statements other than statements of historical fact included in this release, including without limitation statements regarding the company's financial position, business strategy, and the plans and objectives of the company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward- looking statements. Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, competitive factors and pricing pressures, capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake any obligation to release publicly any revisions to these forward- looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.